Exhibit 32.2

Certification of Chief Financial Officer Pursuant toRule
13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

and 18 U.S.C. Section 1350

I, Robert J. Krist, Chief Financial Officer of the Company, certify pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

(2)	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2005	By: /s/ Robert J. Krist __________________________________________ Robert J. Krist Chief Financial Officer